UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2013

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2013, BG Medicine, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, for the preceding 30 consecutive business days, the market value of the Company’s publicly held shares had closed below the minimum $15,000,000 threshold for continued listing on The NASDAQ Global Market, as set forth in NASDAQ Listing Rule 5450(b)(2)(C) (the “Rule”). The notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on The NASDAQ Global Market under the symbol “BGMD” at this time. In accordance with NASDAQ Listing Rule 5810(c)(3)(D), the Company has been granted a grace period of 180 calendar days, or until May 21, 2014, to regain compliance with the Rule. Compliance can be achieved automatically and without further action if the market value of the Company’s publicly held shares closes at or above $15,000,000 for at least 10 consecutive business days at any time during the 180-day compliance period.

As previously disclosed via a Current Report on Form 8-K filed November 15, 2013, the Company has requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) to address its non-compliance with the $50 million market value of listed securities requirement for continued listing on The NASDAQ Global Market, as set forth in NASDAQ Listing Rule 5450(b)(2)(A). At the hearing, the Company may request the transfer of its listing to The NASDAQ Capital Market pursuant to an extension within which to complete its plan to evidence compliance with all applicable requirements for continued listing on that market. The requirements for continued listing on the Capital Market are generally lower than the requirements for The NASDAQ Global Market. In particular, the Company may evidence compliance with the Capital Market listing standards by demonstrating, among other things, either $2.5 million in stockholders’ equity or a market value of listed securities of $35 million and a market value of publicly held shares of $1 million.

The Company also remains subject to a grace period of 180 calendar days, or until March 24, 2014, to regain compliance with the $1.00 bid price requirement for continued listing on The NASDAQ Global Market, as set forth in NASDAQ Listing Rule 5450(a)(1). As previously disclosed via a Current Report on Form 8-K filed September 27, 2013, compliance with the bid price requirement can be achieved if the bid price for the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days during the 180-day period ending March 24, 2014. Alternatively, if upon the expiration of the grace period on March 24, 2014, the Company is in compliance with the continued listing requirements for the market value of publicly held shares and all other requirements for initial listing on The NASDAQ Capital Market other than the minimum bid price requirement, the Company could obtain an additional grace period to regain compliance with the $1.00 bid price requirement, provided its listing is transferred to The NASDAQ Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: November 27, 2013	/s/ Paul Sohmer, M.D.
Paul Sohmer, M.D. President and Chief Executive Officer